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                                                                     EXHIBIT 5.1

                      KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                           NEW YORK, NY  10022 - 3852



TEL (212) 715-9100                                                         PARIS
FAX (212) 715-8000                                        47, AVENUE HOCHE 75008
                                                          TEL (33-1) 44 09 46 00
                                                          FAX (33-1) 44 09 46 01



                                             February 14, 2003


Sweetheart Cup Company Inc.
10100 Reisterstown Road
Owing Mills, Md. 21117


Ladies and Gentlemen:

     We have acted as counsel to Sweetheart Cup Company Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-4, as amended (File No. 333-101363) (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission, pursuant to which the Company is registering $110,000,000 aggregate principal amount of its 12% Senior Subordinated Notes due 2004 (the "new notes"), to be issued under an Indenture (the "2003 Indenture") to be entered into between the Company and Wells Fargo Bank Minnesota, National Association, as trustee (the "2003 Trustee").

     Pursuant to the Registration Statement, the Company is offering to issue the new notes in exchange for all of its outstanding 12% Senior Subordinated Notes due 2003 (the "old notes") and is soliciting consents to certain proposed amendments to the indenture governing the old notes (the "exchange offer and consent solicitation"). The 2003 Indenture is to be delivered and executed at the time of consummation of the exchange offer and consent solicitation.

     For purposes of the opinion set forth below, we have reviewed and relied upon (i) the Registration Statement, filed on the date hereof by the Company with the Securities and Exchange Commission, (ii) the form of the new notes and the form of the 2003 Indenture, and (iii) such corporate or comparable documents of public officials and of officers and representatives of the Company, and we have made such inquiries of such officers and representatives, as we have deemed necessary or appropriate as a basis for our opinion. In addition, in rendering our opinion we have relied upon certain statements and representations made by the Company, which we have neither investigated nor verified, as well as certain statements contained in the Registration Statement, which we have also neither investigated nor verified. We have assumed that all such statements and representations are true, correct, complete, and not breached, and that no actions that are inconsistent with such statements and representations will be taken. We have also assumed that all representations made "to the best knowledge of" any persons will be true, correct, and complete as if made without such qualification. Any inaccuracy in, or breach of, any of the aforementioned statements, representations and assumptions or any change after the date hereof in applicable law could adversely affect our opinion.
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     Based upon and subject to the foregoing, we are of the opinion that the new notes have been duly authorized by the Company and, when duly executed by the Company and authenticated by the 2003 Trustee in accordance with the terms of the 2003 Indenture and issued in exchange for currently outstanding old notes in accordance with the terms of the exchange offer and consent solicitation, will constitute valid and binding obligations of the Company under the laws of the State of New York.

     No opinion is expressed as to any matter not specifically addressed above. The foregoing opinion is limited to the law of the State of New York and the General Corporation Law of the State of Delaware. We do not express any opinion herein concerning the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm name therein. The giving of this consent, however, does not constitute an admission that we are "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by
Section 7 of such Act.

     This opinion has been delivered to you for the purpose of being included as an exhibit to the Registration Statement.



                                        Very truly yours,


                                        /s/ Kramer Levin Naftalis & Frankel LLP